                                                      Registration No. 333- ____

- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ------------------

                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                                UNITOG COMPANY
            (Exact name of registrant as specified in its charter)

            DELAWARE                                            44-0529828
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          (Identification No.)

                             101 West 11th Street
                          Kansas City, Missouri 64105
                                (816) 474-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
- --------------------------------------------------------------------------------
                               Robert M. Barnes
                      Vice President and General Counsel
                                Unitog Company
                             101 West 11th Street
                         Kansas City, Missouri  64105
                                (816) 474-7000
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

   Copies of all communications, including communications sent to agent for service, should be sent to:

                              Mary Anne O'Connell
                              Husch & Eppenberger
                         1200 Main Street, Suite 1700
                          Kansas City, Missouri 64105
                                (816) 421-4800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement pending market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                       Amount to        Proposed maximum         Proposed Maximum
                                           be       offering price per unit   aggregate offering price      Amount of Registration
Title of Securities to be registered   registered             (1)                        (1)                         Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common stock  ($.01 par value
  per share)                             266,590             $28.25                 $7,531,167.50                 $2,597.00
====================================================================================================================================

(1) Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c), based on the average of the high and low prices reported for the Common Stock on the Nasdaq National Market for September 17, 1996.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                SUBJECT TO COMPLETION DATED SEPTEMBER 20, 1996
PROSPECTUS

                                UNITOG COMPANY
                          266,590 SHARES COMMON STOCK
                               ($.01 PAR VALUE)


     Up to 266,590 shares ("Shares") of Common Stock, $.01 par value per share ("Common Stock"), of Unitog Company ("Company") offered hereby are being offered for the account of certain shareholders of the Company (individually "Selling Shareholder" and collectively "Selling Shareholders"). The Company will not receive any proceeds of the sale of the Shares. See "Selling Shareholders."

     The Selling Shareholders, directly, or through agents, broker-dealers or underwriters designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale. The Selling Shareholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. The Selling Shareholders, jointly and severally have agreed to bear all reasonable costs, expenses and fees associated with such registration, subject to a certain maximum amount in connection with the registration and sale of the Shares. The Selling Shareholders shall bear the expense of all sales commissions related to the sale of the Shares. See "Selling Shareholders" and "Plan of Distribution."

     The Common Stock of the Company is included in the Nasdaq National Market under the trading symbol "UTOG." On September 17, 1996, the closing sale price of the Common Stock as reported on the Nasdaq National Market was $28.75 per share.

     The Selling Shareholders, and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on their resale of the Shares may be deemed to be underwriting discounts and commissions for purposes of indemnification arrangements among the Company and the Selling Shareholders. Neither, the Company nor the Selling Shareholders can presently estimate the amount of such compensation.

                               ________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________


               The date of this Prospectus is September __, 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company that is filed electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. The Common Stock is included in the Nasdaq National Market and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement as permitted by the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus as of their respective dates:

     (a)  Annual Report on Form 10-K for the fiscal year ended January 28, 1996;

     (b) Quarterly Reports on Form 10-Q for the quarters ended April 28, 1996 and July 28, 1996;

     (c) Proxy statement relating to the Annual Meeting of Shareholders held May 23, 1996; and

     (d) The description of Common Stock in the Company's Registration Statement on Form 8-A, dated May 14, 1989, as amended under cover of Form 8, dated May 17, 1989, under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     Additionally, all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, upon request, without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than certain exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed to: Robert M. Barnes, Secretary, Unitog Company, 101 West 11th Street, Kansas City, Missouri 64105.

                                _______________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR A SUPPLEMENT TO THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDERS OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITAITON IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THIS DATE.

                                _______________



                                  THE COMPANY

     The Company is a leading provider of high quality uniform rental services to a variety of industries and sells custom-designed uniforms primarily to national companies in connection with their corporate image programs. The Company manufactures substantially all the uniforms it rents or sells. The Company provides national uniform programs for many of the largest companies in the United States on both a rental and direct sale basis.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereby. All of the proceeds from the sale of the Shares offered hereby will be received by Selling Shareholders.

                             SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of August 31, 1996, and as adjusted to reflect the sale of the Shares by the Selling Shareholders. None of the individuals identified below owns more than 1% of the Company's outstanding Common Stock as of the date of this Prospectus. Unless otherwise indicated, the Selling Shareholders listed below possess sole voting and investment power with respect to the Shares listed below.

                             Number of Shares                             Number of Shares
Name of                     Beneficially Owned      Number of Shares     Beneficially Owned
Selling Shareholder       Prior to the Offering       Being Offered     After the Offering(1)
- -------------------      ------------------------  -------------------  ---------------------
Garry Paul                     133,296(2)              133,296(2)                 0
John Paul                       66,647(3)               66,647(3)                 0
James  D. Sutton, Jr.           66,647(3)               66,647(3)                 0

(1)  Assumes that the Selling Shareholders sell all of the Shares being offered.

(2)  Includes 13,328 shares of Common Stock held in escrow.

(3)  Includes 6,664 shares of Common Stock held in escrow.

     All of the Shares offered hereby are beneficially owned by the Selling Shareholders and were received by the Selling Shareholders in connection with the merger ("Merger") of American Dust Control Co., Inc. ("American Dust") with and into the Company's subsidiary, Unitog Rental Services, Inc. ("Unitog Rental") by agreement ("Merger Agreement") dated March 29, 1996. The Merger resulted in the conversion of all of the shares of American Dust into shares of Common Stock and pursuant thereto the Selling Shareholders received unregistered Common Stock issued by the Company to them in the amounts set forth in the above table. Pursuant to the terms of the Merger Agreement, 13,328 shares of Common Stock for Mr. Garry Paul and 6,664 shares of Common Stock for Messrs. John Paul and James Sutton were placed in escrow ("Escrow Shares"). The Escrow Shares are scheduled to be released to the Shareholders on March 29, 1997, subject to indemnification claims of the Company as provided in the Merger Agreement. The Escrow Shares are being registered herein, but may not be sold until they are released from escrow.

     Prior to the Merger, the Selling Shareholders owned and operated American Dust. Since March 29, 1996, Mr. John Paul has been employed by the Company in the capacity of general manager of the Company's dust control operation in Philadelphia. Mr. Garry Paul entered into a Consulting Agreement with the Company which commenced on April 15, 1996 for a term of twelve months, automatically renewable unless terminated by either party. As part of the Merger, the Company assumed the indebtedness of American Dust to the Selling Shareholders, in the original principal amounts of $203,222 to Garry Paul and $101,611 to each of the other two Selling Shareholders. The outstanding principal balance is approximately $66,740 in the case of Garry Paul, and approximately $33,870 in the case of each of the other two Selling Shareholders. The notes bear interest at the rate of 7% per year, and the final payment of all remaining principal and interest is due on November 1, 1996.

     Under the terms of the Merger Agreement, the Selling Shareholders received certain registration rights ("Registration Rights") covering the Shares of unregistered Common Stock received in the Merger. Pursuant to the Merger Agreement, and the provisions contained therein with respect to the Registration Rights, the Company has caused this Registration Statement to be filed covering the Shares. The Selling Shareholders, jointly and severally, have agreed to bear all reasonable costs, expenses and fees associated with such registration, subject to a maximum amount of Forty Thousand Dollars ($40,000) in connection with the registration and sale of the Shares. The Selling Shareholders are also obligated to pay all underwriting discounts and selling commissions attributable to the Shares.


                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders, pledgees, donees, transferees or other successors in interest on the Nasdaq National Market or any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Selling Shareholders may effect sales of the Shares directly or by or through agents, brokers, dealers or underwriters and the Shares may be sold by one or more of the following methods: (a) an underwritten public offering; (b) in ordinary brokerage transactions; (c) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (d) in "block" sales in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell the block as principal to facilitate the transaction; (e) through the writing of options on the Shares; and (f) through transactions negotiated directly with purchasers. At the time a particular offer is made, a Supplement Prospectus, if required, will be distributed that sets forth the name of any agents, broker-dealers or underwriters, any commissions and other terms constituting compensation and any other required information. Any such Supplement Prospectus will be filed by the Company with the Commission pursuant to Rule 424(c) under the Securities Act. In effecting sales, broker-dealers engaged by the Selling Shareholders and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Shareholders and/or the purchasers of the Shares in amounts to be negotiated immediately prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Shareholders and any broker-dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

     Pursuant to the Registration Rights between the Company and the Selling Shareholders, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. The Company has agreed to use its reasonable efforts to keep the Registration Statement continuously effective until the Shareholders are eligible to sell the Shares under Rule 144 promulgated under the Securities Act.

     Pursuant to the Merger Agreement, the Company and the Selling Shareholders have agreed to indemnify each other for certain liabilities, including liabilities under the Securities Act, in connection with the registration of the Shares.

                           FORWARD-LOOKING STATEMENTS

     Forward-looking statements to the extent they appear in this registration statement or are incorporated into this registration statement by reference, including in the Description of Business and in Management's Discussion and Analysis, reflect Management's current expectations for economic and business growth, future revenues and profitability. Actual results may differ materially from those expectations. Factors that could cause results to differ materially include labor-related events, and particularly strikes, labor disputes or increased costs of labor; fluctuations in the cost of materials; and changes in the general economy, including unemployment levels.


                                 LEGAL MATTERS

     The legality of the Shares offered hereby is being passed upon for the Company by Robert M. Barnes, Vice President and General Counsel for the Company.


                                    EXPERTS

     The consolidated financial statements of Unitog Company as of January 28, 1996 and January 29, 1995, and for each of the fiscal years in the three-year period ended January 28, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

          SEC Registration Fee                      $ 2,597
          Accounting Fees and Expenses - estimated  $ 7,500
          Legal Fees and Expenses - estimated       $14,000
          Miscellaneous - estimated                 $ 1,403
                                                    -------
                              Total                 $25,500

All of the above items are estimates except the SEC Registration Fee. The Selling Shareholders have agreed to bear the expenses subject to a cap of $40,000. Underwriting discounts and selling commissions attributable to the Shares are to be paid by the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer or agent of another corporation or business entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or business entity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery shall determine that such person is fairly and reasonably entitled to indemnity for such expenses.

     Registrant's Certificate of Incorporation and Bylaws provide that registrant shall indemnify its directors to the full extent permitted by law, and that it may, at the discretion of the Board of Directors, indemnify officers, employees or agents of the registrant to the full extent permitted by law. The Bylaws further provide that the registrant may purchase and maintain liability insurance on behalf of directors, officers, employees or agents of registrants, whether or not registrant would have the power to indemnify them against such liability under the provisions of law. Registrant maintains an officers and directors liability insurance policy insuring registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring registrant under certain circumstances, in the event that indemnification payments are made by registrants to such officers and directors.

     The Certificate of Incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law. Notwithstanding the foregoing, a director shall be liable to the extent provided by existing Delaware General Corporation Law (a) for breaches of the director's duty of loyalty to the registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (d) for any transactions from which the director derived an improper personal benefit.

ITEM 16.  Exhibits

     The Exhibits to this Registration Statement are listed in the Exhibit Index in Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) and
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on September 18, 1996.

                                                UNITOG COMPANY


                                           By:  Randolph K. Rolf
                                                -----------------
                                                Randolph K. Rolf
                                                Chairman and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Randolph K. Rolf and J. Craig Peterson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                               Date
- ---------                -----                               ----

Randolph K. Rolf         Chairman and Chief                  September 18, 1996
- -------------------      Executive Officer
Randolph K. Rolf           and Director

J. Craig Peterson        Senior Vice President,              September 18, 1996
- -------------------      Finance and Administration
J. Craig Peterson        Chief Financial Officer
                           (Principal Financial Officer)


Ronald J. Harden         Controller                          September 18, 1996
- ----------------           (Principal Accounting Officer)
Ronald J. Harden


G. Kenneth Baum          Director                            September 18, 1996
- ---------------
G. Kenneth Baum


John W. Caffry           Director                            September 18, 1996
- ---------------
John W. Caffry



D. Patrick Curran        Director                            September 18, 1996
- -----------------
D. Patrick Curran


Robert F. Hagans         Director                            September 18, 1996
- ----------------
Robert F. Hagans


David B. Sharrock        Director                            September 18, 1996
- -----------------
David B. Sharrock


William D. Thomas        Director                            September 18, 1996
- -----------------
William D. Thomas


                               INDEX TO EXHIBITS
                               -----------------


Exhibit
Number                    Description                                  Page
- ------                    -----------                                  ----

4.1  Specimen common stock certificate (filed as Exhibit 4(a)
               to registrant's registration statement on
               Form S-3 (registration number 33-59628), and incorporated herein by reference).

4.2  Second Restated Certificate of Incorporation (filed
               as Exhibit 3(i) to the registrant's Quarterly
               Report on Form 10-Q for the fiscal quarter ended April 30, 1995, and incorporated herein by reference).

4.3  Fourth Amended and Restated Bylaws (filed as Exhibit
               3(ii) to the registrant's Quarterly Report on Form 10-Q for the period ended July 31, 1995, and incorporated herein by reference).

5    Opinion of Counsel.

23.1 Consent of KPMG Peat Marwick LLP.

23.2 Consent of counsel (included in Exhibit 5).

25   Power of Attorney (included on signature page).

                                      E-1